As filed with the Securities and Exchange Commission on April 10, 2017.
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEWARDSHIP FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)
New Jersey (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	22-3351447 (I.R.S. Employer Identification Number)

Stewardship Financial Corporation
630 Godwin Avenue
Midland Park, New Jersey 07432
Telephone: (201) 444-7100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul Van Ostenbridge
President and Chief Executive Officer
Claire M. Chadwick
Executive Vice President and Chief Financial Officer
Stewardship Financial Corporation
630 Godwin Avenue
Midland Park, New Jersey 07432
Telephone: (201) 444-7100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michele F. Vaillant, Esq. Howard M. Berkower, Esq. McCarter & English, LLP Four Gateway Center, 100 Mulberry Street Newark, NJ 07102 Phone: (973) 622-4444 Fax: (973) 624-7070	Kevin M. Houlihan, Esq. Mark. R. Goldschmidt, Esq. Holland & Knight LLP 800 17th Street N.W., Suite 1100 Washington, D.C. 20006 Phone: (202) 955-3000 Fax: (202) 955- 5564

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (Registration Statement No. 333-216878).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	$3,450,000.00(1)	$399.86(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Estimate includes the offering price of shares subject to the underwriter’s option to purchase additional shares.

(2)
The registrant previously registered shares of its common stock having a proposed maximum aggregate offering price of $17,250,000 on a Registration Statement on Form S-1 (File No. 333-216878), which was declared effective April 10, 2017. In accordance with Rule 462(b) promulgated under the Securities Act, additional shares having a proposed aggregate maximum offering price of $3,450,000.00 are hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE
The registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Stewardship Financial Corporation (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended, for the purposes of registering additional shares of common stock, no par value, of Stewardship Financial Corporation having a maximum aggregate offering price of $3,450,000.
This registration statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-216878) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on April 10, 2017 and the contents of which are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and the consent of the Company’s independent registered public account firm.
The Company hereby certifies to the Commission that (i) it has instructed its bank to pay to the Commission the filing fee set forth on the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on April 11, 2017, (ii) it will not revoke such instruction, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 11, 2017.

2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Midland Park, New Jersey, on the 10th day of April, 2017.
STEWARDSHIP FINANCIAL CORPORATION
By: /s/ PAUL VAN OSTENBRIDGE
Paul Van Ostenbridge
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 10th day of April, 2017.

Name	Title	Date

/s/ Paul Van Ostenbridge	Chief Executive Officer	April 10, 2017
Paul Van Ostenbridge	and Director
(Principal Executive Officer)

/s/ Claire M. Chadwick	Chief Financial Officer	April 10, 2017
Claire M. Chadwick	(Principal Financial Officer and
(Principal Accounting Officer)

*	Director	April 10, 2017
Wayne Aoki

*	Chairman	April 10, 2017
Richard W. Culp

*	Director	April 10, 2017
William Hanse

*	Director	April 10, 2017
Margo Lane

*	Director	April 10, 2017
John C. Scoccola

*	Director	April 10, 2017
John L. Steen

*	Secretary and Director	April 10, 2017
Robert Turner

Name	Title	Date

*	Director	April 10, 2017
William J. Vander Eems

*	Director	April 10, 2017
Michael Westra

*	Vice Chairman	April 10, 2017
Howard Yeaton

* Claire M. Chadwick, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By: /s/ Claire M. Chadwick
Claire M. Chadwick
Attorney-in-Fact

23.0	Consent of KPMG LLP

23.1	Consent of McCarter & English, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-216878))